As filed with the Securities and Exchange Commission on February 5, 2008

Registration No. 333-144079-01

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM F-1

ON

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MF GLOBAL FINANCE NORTH AMERICA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(Jurisdiction of Incorporation or Organization)

6200

(Primary Standard Industrial Classification Code Number)

26-0454444

(IRS Employer Identification Number)

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

(212) 589-6200

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Registered Office)

MF GLOBAL LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda

(Jurisdiction of Incorporation or Organization)

6200

(Primary Standard Industrial Classification Code Number)

98-0551260

(IRS Employer Identification Number)

Clarendon House

2 Church Street

Hamilton HM 11, Bermuda

(441) 296-1274

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Registered Office)

Howard Schneider, Esq.

717 Fifth Avenue

New York, NY 10022

(212) 589-6200

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

David B. Harms, Esq. Catherine M. Clarkin, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 (212) 558-4000	Valerie Ford Jacob, Esq. Paul Tropp, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, NY 10004 (212) 859-8000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Senior Notes	$750,000,000	100	%(1)	$750,000,000		$29,475	(3)
Guarantees of MF Global Ltd.	N/A	$—	(2)	$—	(2)	$—	(2)

(1)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o).
(2)	No separate consideration will be received for the guarantees. Under Rule 457(n), no fee is payable with respect to the guarantees.
(3)	Previously paid.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

MF Global Finance North America Inc. and MF Global Ltd. have prepared this Amendment No. 4 to the Registration Statement on Form F-1, as amended on Form S-1 (File No. 333-144079-01) for the purpose of filing certain exhibits to the Registration Statement. Amendment No. 4 does not modify any provisions of the Prospectus constituting Part I of the Registration Statement. Accordingly, such Prospectus has not been included herein. Terms not otherwise defined herein shall have the meaning ascribed to them in the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by MFG Finance in connection with the sale of the notes being registered, all of which will be paid by MFG Finance:

Amount
SEC registration fee	$36,840
Printing and engraving expenses	725,000
Legal fees and expenses	1,300,000
Accounting fees and expenses	450,000
Blue sky fees and expenses	10,000
Trustee fees and expenses	18,500
Miscellaneous	25,000

Total	$2,565,340

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

We have adopted provisions in our by-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our by-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such a purpose.

The registrant maintains directors’ and officers’ liability insurance for the benefit of its directors and officers.

The underwriting agreement provides that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of the underwriting agreement filed as Exhibit 1.1 hereto.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.

On May 3, 2007, in connection with its incorporation, MF Global Ltd. issued 100 common shares to a subsidiary of Man Group for $100 in cash. On July 2, 2007, following the Reorganization and in connection with the Separation, MF Global Ltd. issued 103,726,353 common shares to a subsidiary of Man Group, in exchange for the assets comprising Man Group’s brokerage division. On July 10, 2007, in connection with the Recapitalization, MF Global Ltd. issued 17,379,493 additional common shares to a subsidiary of Man Group in exchange for Man Group’s net capital contribution to MF Global Ltd. These shares were offered and sold in reliance on Section 4(2) of the Securities Act as the offering and sale of the common shares did not involve a public offering. Appropriate legends were affixed to the share certificates issued in these transactions. The number of shares transferred to the subsidiary of Man Group was subsequently reduced as a result of the transfer of 1,473,514 common shares previously issued to and held by such subsidiary to MF Global Ltd. for $1.00 in the aggregate (and the subsequent cancellation of such shares), which MF Global Ltd. effected by way of a share adjustment, to give effect to the difference between the initial public offering price of $30.00 per share and the estimated initial public offering price of $37.50 per share, which had been used to calculate the number of shares previously issued to Man Group’s subsidiary.

In connection with the initial public offering of its common shares, MF Global Ltd. has entered into employment agreements with several of its executive officers as described in the prospectus that forms a part of this Registration Statement. Under these agreements, MF Global Ltd. awarded such officers 2,541,667 restricted share units and 3,066,667 share options (representing an aggregate of 5,608,334 common shares at the time of the grants). These shares were offered and sold in reliance on Section 4(2) of the Securities Act.

In connection with the initial public offering of its common shares, MF Global Ltd. issued share options and restricted share units to certain of its employees. The options and restricted shares were offered and sold in reliance on Regulation D under the Securities Act as well as, in certain cases, outside the United States in reliance on Regulation S under the Securities Act. In connection with the acquisition or hiring of new employees, MF Global Ltd. offered such persons awards of 423,333 restricted share units and 473,333 share options (representing an aggregate of 896,666 common shares at the time of the grants). These options and restricted share units were offered and sold in reliance on Section 4(2) of the Securities Act.

ITEM 16.	EXHIBITS.

The following documents are exhibits to the registration statement.

Exhibit Number	Description

1.1	Form of Purchase Agreement

2.1	Form of Master Separation Agreement by and between Man Group plc and MF Global Ltd.***

3.1	Certificate of Incorporation and Memorandum of Association of MF Global Ltd.***

3.2	Form of By-Laws of MF Global Ltd.***

3.3	Certificate of Incorporation of MF Global Finance North America Inc.**

3.4	Form of By-Laws of MF Global Finance North America Inc.**

4.1	Form of Senior Note (included in Exhibit 4.3)

4.2	Form of Senior Indenture among MF Global Finance North America Inc., MF Global Ltd. and Deutsche Bank Trust Company Americas, as trustee

4.3	Form of Supplemental Indenture for the Senior Notes

5.1	Opinion of Conyers Dill & Pearman, Bermuda**

5.2	Opinion of Sullivan & Cromwell LLP**

8.1	Tax Opinion of Sullivan & Cromwell LLP**

10.1	Form of Treasury Services Agreement by and between Man Group plc and MF Global Ltd.***

10.2	Form of Introducing Broker Master Agreement by and between Man Financial Limited, Man Investments AG and The Product Clearing Clients†***

10.3	Form of Company Secretarial Services by and between Man Group plc and MF Global Ltd.***

10.4	Form of Group Risk Services Agreement by and between Man Group plc and MF Global Ltd.***

10.5	Form of Tax Matters Deed by and between Man Group plc and MF Global Ltd.***

10.6	Deed of Indemnity by and between Man Group plc and MF Global Ltd.***

10.7	Form of Subunderlease in respect of Sugar Quay, Lower Thames Street, London EKE by and between ED & F Man Limited and Man Financial Limited***

10.8	Form of Subunderlease in respect of Level 2, Centennium House, 100 Lower Thames Street, London EC3 by and between ED & F Man Limited and Man Financial Limited***

10.9	Form of Subunderlease in respect of Level 4, Centennium House, 100 Lower Thames Street, London EC3 by and between ED & F Man Limited and Man Financial Limited***

10.10	Form of Subunderlease in respect of Kings Hill, Flex 4, 30 Kings Hill Avenue, West Malling, Kent by and between ED & F Man Limited and Man Financial Limited***

10.11	Form of Assignment in respect of 10 Lower Thames Street, London EC3 by and between ED & F Man Limited and Man Financial Limited***

10.12	Form of Tax Services Agreement by and between Man Group plc and MF Global Ltd.***

10.13	Form of Facility Sharing Agreement by and between Man Financial Inc and Man-Glenwood Inc.***

10.14	Form of Group Insurance Services Agreement by and between Man Group plc and MF Global Ltd.***

10.15	Form of Trademark Agreement by and between Man Group plc and MF Global Ltd.***

Exhibit Number	Description

10.16	Form of Executive Officer Employment Agreement with MF Global Ltd.***

10.17	Terms Schedule to Employment Agreement of Kevin R. Davis with MF Global Ltd., dated April 3, 2007, by and between Man Group plc and Kevin R. Davis***

10.18	Terms Schedule to Employment Agreement of Christopher J. Smith with MF Global Ltd., dated May 9, 2007, by and between Man Group plc and Christopher J. Smith***

10.19	Terms Schedule to Employment Agreement of Amy S. Butte with MF Global Ltd., dated April 16, 2007, by and between Man Group plc and Amy S. Butte***

10.20	Terms Schedule to Employment Agreement of Ira Polk with MF Global Ltd., dated May 29, 2007, by and between Man Group plc and Ira Polk***

10.21	Terms Schedule to Employment Agreement of Thomas M. Harte with MF Global Ltd., dated May 29, 2007, by and between Man Group plc and Thomas M. Harte***

10.22	Terms Schedule to Employment Agreement of Simon P. Healy with MF Global Ltd., dated May 29, 2007, by and between Man Group plc and Simon P. Healy***

10.23	MF Global Ltd. 2007 Long Term Incentive Plan****

10.24	Form of Share Option Award Agreement (Employee version)****

10.25	Form of Share Option Award Agreement (Selected Executives version)****

10.26	Form of Restricted Share Unit Award Agreement (Employee version)****

10.27	Form of Restricted Share Unit Award Agreement (Selected Executives version)****

10.28	MF Global Ltd. Employee Stock Purchase Plan**

10.29	MF Global Ltd. Approval Savings-Related Share Option Plan****

10.30	Acquisition Agreement dated as of November 13, 2005 by and among Man Financial as Buyer and Refco Inc., Refco Group Ltd, LLC, Refco Global Futures LLC, Refco Global Holdings, LLC, Refco LLC, Refco (Singapore) PTE Limited, Refco Canada Co., Refco Overseas Ltd, and Certain Affiliates of Refco LLC as Sellers***

10.31	$1,400,000,000 Bridge Loan, dated as of June 15, 2007, among MF Global Finance USA Inc., MF Global Ltd. and the lenders named therein***

10.32	$1,500,000,000 Liquidity Facility, dated as of June 15, 2007, among MF Global Finance USA Inc., MF Global Ltd. and the lenders named therein***

10.33	Form of Telephony Services Agreement by and between Man Group plc and MF Global Ltd.***

10.34	Form of Addendum to Man Financial Limited Terms of Business by and between Man Financial Limited and Man Investments Finance Limited***

10.35	Form of Non-Executive Chairman Restricted Share Award Agreement***

10.36	Terms Schedule to Employment Agreement of Laurence R. O’Connell with MF Global Ltd., dated June 13, 2007, by and between Man Group plc and Laurence R. O’Connell***

10.37	Letter from MF Global to Alison J. Carnwath, dated July 5, 2007***

10.38	Form of Assignment and Assumption of Employment Agreement by and between MF Global Ltd. and Man Group plc***

10.39	Form of Non-Employee Director Restricted Share Award Agreement***

10.40	Deed relating to the Recapitalization of MF Global Ltd., dated as of July 9, 2007, by and between Man Group plc and MF Global Ltd.***

10.41	Form of Registration Rights Agreement among MF Global Ltd., Man Group plc and Man Group U.K. Ltd.***

Exhibit Number	Description

10.42	Form of Rights Agreement between MF Global Ltd. and Computershare Trust Company, N.A., as Rights Agent***

10.43	Settlement Agreement, dated December 3, 2007, by and among Stephen J. Harmelin and C. Clark Hodgson, Jr., as receivers for the Philadelphia Alternative Asset Management Company, LLC and related entities, MF Global Inc. and Thomas Gilmartin*****

10.44	Transition Agreement, dated January 4, 2008, between MF Global Ltd. and Amy Butte§

10.45	First Amendment to $1,400,000,000 Bridge Loan, dated January 31, 2008, among MF Global Finance USA Inc., MF Global Ltd. and the lenders named therein**

12.1	Computation of Ratio of Earnings to Fixed Charges**

21.1	List of Subsidiaries***

23.1	Consent of PricewaterhouseCoopers LLP**

23.2	Consent of Conyers Dill & Pearman, Bermuda (included in Exhibit 5.1 to this registration statement)**

23.3	Consent of Sullivan & Cromwell LLP (included in Exhibits 5.2 and 8.1 to this registration statement)**

24.1	Powers of Attorney**

24.2	Powers of Attorney**

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, of Deutsche Bank Trust Company Americas, to act as Trustee under the senior indenture**

*	To be filed by amendment.
**	Previously filed.
***	Incorporated by reference to MF Global Ltd.’s Registration Statement on Form F-1 (File No. 333-143395) filed on May 31, 2007, relating to MF Global Ltd.’s initial public offering of its common shares, as amended.
****	Incorporated by reference to MF Global Ltd.’s Quarterly Report on Form 10-Q filed on November 13, 2007.
*****	Incorporated by reference to MF Global Ltd.’s Current Report on Form 8-K filed on December 7, 2007.
§	Incorporated by reference to MF Global Ltd.’s Current Report on Form 8-K filed on January 4, 2008.
†	Confidential treatment has been granted with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

ITEM 17. UNDERTAKINGS.

(i) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(ii) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on February 4, 2008.

MF GLOBAL FINANCE NORTH AMERICA INC.

By:	/S/ IRA POLK
Name: Ira Polk
Title: President

By:	/S/ HENRI J. STEENKAMP
Name: Henri J. Steenkamp
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on February 4, 2008.

Signature	Position

* Ira Polk	President and Director (Principal Executive Officer)

* Henri J. Steenkamp	Chief Financial Officer and Director (Principal Accounting Officer)

* Simon Moreton	Director

* Michael L. Bertolucci	Director

*By:	/S/ IRA POLK
Name: Ira Polk Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on February 4, 2008.

MF GLOBAL LTD.

By:	/S/ KEVIN R. DAVIS
Name: Kevin R. Davis
Title: Chief Executive Officer

By:	/S/ IRA POLK
Name: Ira Polk
Title: Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on February 4, 2008.

Signature	Position

*	Chief Executive Officer and Director
Kevin R. Davis

*	Non-Executive Chairman of the Board of Directors
Alison J. Carnwath

*	Chief Operating Officer, Deputy Chief Executive Officer and Director
Christopher J. Smith

*	Interim Chief Financial Officer
Ira Polk

*	Group Controller
Christopher Bates

*	Chief Accounting Officer (Principal Accounting Officer)
Henri J. Steenkamp

*	Director
Edward L. Goldberg

Signature	Position

*	Director
Eileen S. Fusco

*	Director
Lawrence M. Schloss

*	Director
Robert S. Sloan

*By:	/S/ IRA POLK
Name: Ira Polk
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Purchase Agreement

2.1	Form of Master Separation Agreement by and between Man Group plc and MF Global Ltd.***

3.1	Certificate of Incorporation and Memorandum of Association of MF Global Ltd.***

3.2	Form of By-Laws of MF Global Ltd.***

3.3	Certificate of Incorporation of MF Global Finance North America Inc.**

3.4	Form of By-Laws of MF Global Finance North America Inc.**

4.1	Form of Senior Note (included in Exhibit 4.3)

4.2	Form of Senior Indenture among MF Global Finance North America Inc., MF Global Ltd. and Deutsche Bank Trust Company Americas, as trustee

4.3	Form of Supplemental Indenture for the Senior Notes

5.1	Opinion of Conyers Dill & Pearman, Bermuda**

5.2	Opinion of Sullivan & Cromwell LLP**

8.1	Tax Opinion of Sullivan & Cromwell LLP**

10.1	Form of Treasury Services Agreement by and between Man Group plc and MF Global Ltd.***

10.2	Form of Introducing Broker Master Agreement by and between Man Financial Limited, Man Investments AG and The Product Clearing Clients†***

10.3	Form of Company Secretarial Services by and between Man Group plc and MF Global Ltd.***

10.4	Form of Group Risk Services Agreement by and between Man Group plc and MF Global Ltd.***

10.5	Form of Tax Matters Deed by and between Man Group plc and MF Global Ltd.***

10.6	Deed of Indemnity by and between Man Group plc and MF Global Ltd.***

10.7	Form of Subunderlease in respect of Sugar Quay, Lower Thames Street, London EKE by and between ED & F Man Limited and Man Financial Limited***

10.8	Form of Subunderlease in respect of Level 2, Centennium House, 100 Lower Thames Street, London EC3 by and between ED & F Man Limited and Man Financial Limited***

10.9	Form of Subunderlease in respect of Level 4, Centennium House, 100 Lower Thames Street, London EC3 by and between ED & F Man Limited and Man Financial Limited***

10.10	Form of Subunderlease in respect of Kings Hill, Flex 4, 30 Kings Hill Avenue, West Malling, Kent by and between ED & F Man Limited and Man Financial Limited***

10.11	Form of Assignment in respect of 10 Lower Thames Street, London EC3 by and between ED & F Man Limited and Man Financial Limited***

10.12	Form of Tax Services Agreement by and between Man Group plc and MF Global Ltd.***

10.13	Form of Facility Sharing Agreement by and between Man Financial Inc and Man-Glenwood Inc.***

10.14	Form of Group Insurance Services Agreement by and between Man Group plc and MF Global Ltd.***

10.15	Form of Trademark Agreement by and between Man Group plc and MF Global Ltd.***

10.16	Form of Executive Officer Employment Agreement with MF Global Ltd.***

Exhibit Number	Description

10.17	Terms Schedule to Employment Agreement of Kevin R. Davis with MF Global Ltd., dated April 3, 2007, by and between Man Group plc and Kevin R. Davis***

10.18	Terms Schedule to Employment Agreement of Christopher J. Smith with MF Global Ltd., dated May 9, 2007, by and between Man Group plc and Christopher J. Smith***

10.19	Terms Schedule to Employment Agreement of Amy S. Butte with MF Global Ltd., dated April 16, 2007, by and between Man Group plc and Amy S. Butte***

10.20	Terms Schedule to Employment Agreement of Ira Polk with MF Global Ltd., dated May 29, 2007, by and between Man Group plc and Ira Polk***

10.21	Terms Schedule to Employment Agreement of Thomas M. Harte with MF Global Ltd., dated May 29, 2007, by and between Man Group plc and Thomas M. Harte***

10.22	Terms Schedule to Employment Agreement of Simon P. Healy with MF Global Ltd., dated May 29, 2007, by and between Man Group plc and Simon P. Healy***

10.23	MF Global Ltd. 2007 Long Term Incentive Plan****

10.24	Form of Share Option Award Agreement (Employee version)****

10.25	Form of Share Option Award Agreement (Selected Executives version)****

10.26	Form of Restricted Share Unit Award Agreement (Employee version)****

10.27	Form of Restricted Share Unit Award Agreement (Selected Executives version)****

10.28	MF Global Ltd. Employee Stock Purchase Plan**

10.29	MF Global Ltd. Approval Savings-Related Share Option Plan****

10.30	Acquisition Agreement dated as of November 13, 2005 by and among Man Financial as Buyer and Refco Inc., Refco Group Ltd, LLC, Refco Global Futures LLC, Refco Global Holdings, LLC, Refco LLC, Refco (Singapore) PTE Limited, Refco Canada Co., Refco Overseas Ltd, and Certain Affiliates of Refco LLC as Sellers***

10.31	$1,400,000,000 Bridge Loan, dated as of June 15, 2007, among MF Global Finance USA Inc., MF Global Ltd. and the lenders named therein***

10.32	$1,500,000,000 Liquidity Facility, dated as of June 15, 2007, among MF Global Finance USA Inc., MF Global Ltd. and the lenders named therein***

10.33	Form of Telephony Services Agreement by and between Man Group plc and MF Global Ltd.***

10.34	Form of Addendum to Man Financial Limited Terms of Business by and between Man Financial Limited and Man Investments Finance Limited***

10.35	Form of Non-Executive Chairman Restricted Share Award Agreement***

10.36	Terms Schedule to Employment Agreement of Laurence R. O’Connell with MF Global Ltd., dated June 13, 2007, by and between Man Group plc and Laurence R. O’Connell***

10.37	Letter from MF Global to Alison J. Carnwath, dated July 5, 2007***

10.38	Form of Assignment and Assumption of Employment Agreement by and between MF Global Ltd. and Man Group plc***

10.39	Form of Non-Employee Director Restricted Share Award Agreement***

10.40	Deed relating to the Recapitalization of MF Global Ltd., dated as of July 9, 2007, by and between Man Group plc and MF Global Ltd.***

10.41	Form of Registration Rights Agreement among MF Global Ltd., Man Group plc and Man Group U.K. Ltd.***

10.42	Form of Rights Agreement between MF Global Ltd. and Computershare Trust Company, N.A., as Rights Agent***

Exhibit Number	Description

10.43	Settlement Agreement, dated December 3, 2007, by and among Stephen J. Harmelin and C. Clark Hodgson, Jr., as receivers for the Philadelphia Alternative Asset Management Company, LLC and related entities, MF Global Inc. and Thomas Gilmartin*****

10.44	Transition Agreement, dated January 4, 2008, between MF Global Ltd. and Amy Butte§

10.45	First Amendment to $1,400,000,000 Bridge Loan, dated January 31, 2008, among MF Global Finance USA Inc., MF Global Ltd. and the lenders named therein**

12.1	Computation of Ratio of Earnings to Fixed Charges**

21.1	List of Subsidiaries***

23.1	Consent of PricewaterhouseCoopers LLP**

23.2	Consent of Conyers Dill & Pearman, Bermuda (included in Exhibit 5.1 to this registration statement)**

23.3	Consent of Sullivan & Cromwell LLP (included in Exhibits 5.2 and 8.1 to this registration statement)**

24.1	Powers of Attorney**

24.2	Powers of Attorney**

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, of Deutsche Bank Trust Company Americas, to act as Trustee under the senior indenture**

*	To be filed by amendment.
**	Previously filed.
***	Incorporated by reference to MF Global Ltd.’s Registration Statement on Form F-1 (File No. 333-143395) filed on May 31, 2007, relating to MF Global Ltd.’s initial public offering of its common shares as amended.
****	Incorporated by reference to MF Global Ltd.’s Quarterly Report on Form 10-Q filed on November 13, 2007.
*****	Incorporated by reference to MF Global Ltd.’s Current Report on Form 8-K filed on December 7, 2007.
§	Incorporated by reference to MF Global Ltd.’s Current Report on Form 8-K filed on January 4, 2008.
†	Confidential treatment has been granted with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.